SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2011

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 2, 2011, Don DeFosset, a member of the Board of Directors of EnPro Industries, Inc. (the “Company”), delivered to the Company notice of his retirement as a director effective December 31, 2011.

(d) On December 15, 2011, the Board of Directors elected B. Bernard Burns, Jr. as a director to fill the vacancy created by Mr. DeFosset’s retirement. Accordingly, Mr. Burns will take office as a director upon the effectiveness of Mr. DeFosset’s retirement. Mr. Burns will be appointed to serve on the following committees of the Board of Directors: the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee.

Mr. Burns is a managing director of the McGuireWoods Capital Group, a merger and acquisition advisory group, and a partner with McGuireWoods LLP, a law firm. During 2011 through the date of this Form 8-K, the Company has paid McGuireWoods Capital Group a total of $125,000 for advisory services provided to the Company and has paid McGuireWoods LLP a total of $36,933 for legal services provided to the Company and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2011

ENPRO INDUSTRIES, INC.

By:	/s/ Richard L. Magee
Richard L. Magee
Senior Vice President, General Counsel and Secretary

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